                     SUBSIDIARIES OF THE COMPANY                                                                     EXHIBIT 21



                                                                                                                    Jurisidiction of
                                               Name of Subsidiary                                                    Incorporation

BRV, Inc. (Bremerton Sun, Redding Record Searchlight, Ventura County Newspapers)                                       California
Birmingham Post Company (Birmingham Post Herald)                                                                        Alabama
Boulder Publishing Company (Boulder Daily Camera)                                                                       Colorado
Channel 7 of Detroit, Inc., (WXYZ)                                                                                      Michigan
Collier County Publishing Company (The Naples Daily News)                                                               Florida
Denver Publishing Company (Rocky Mountain News)                                                                         Colorado
Evansville Courier Company, Inc., 91.5%-owned
     (The Evansville Courier Company, The Henderson Gleaner)                                                            Indiana
Independent Publishing Company (Anderson Independent Mail)                                                           South Carolina
Knoxville News-Sentinel Company                                                                                         Delaware
Memphis Publishing Company, 91.3%-owned (The Commercial Appeal)                                                         Delaware
New Mexico State Tribune Company (The Albuquerque Tribune)                                                             New Mexico
Scripps Texas Newspapers L.P. (Corpus Christi Caller-Times, Abilene Reporter-News,
    Wichita Falls Times Record News, San Angelo Standard-Times)                                                         Delaware
Scripps Howard Broadcasting Company, (WMAR, Baltimore; WCPO, Cincinnati;
    WEWS, Cleveland; KSHB, Kansas City; KMCI, Lawrence; KNXV, Phoenix,
    KJRH, Tulsa; WPTV, West Palm Beach)                                                                                   Ohio
Scripps Networks, Inc., (Home & Garden Television, Do It Yourself Network;
    The Television Food Network, G.P., 64%-owned)                                                                       Deleware
Scripps Howard Publishing Co. (Scripps Howard News Service)                                                             Delaware
Scripps Ventures, LLC                                                                                                   Delaware
Scripps Treasure Coast Publishing Company (Ft. Pierce Tribune, Jupiter Courier,
     Stuart News, Vero Beach Press Journal)                                                                             Florida
Tampa Bay Television, Inc., (WFTS)                                                                                      Delaware
United Feature Syndicate, Inc. (United Media, Newspaper Enterprise Association)                                         New York